UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 20, 2005

                          PARK ELECTROCHEMICAL CORP.
            (Exact name of registrant as specified in its charter)


           New York                       1-9114               11-1734643
(State or other jurisdiction of      (Commission File       (I.R.S. Employer
        Incorporation)                    Number)          Identification No.)


                             48 South Service Road
                           Melville, New York 11042
                   (Address of principal executive offices)

                                (631) 465-3600
             (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Item 1.01 - Entry into a Material Definitive Agreement

         In connection with the expiration on July 12, 2005 of the Rights Agreement, dated as of July 12, 1995, by and between Park Electrochemical Corp. (the "Company") and Registrar & Transfer Company, as Rights Agent (the "Existing Rights Agreement"), on July 20, 2005 the Board of Directors of the Company approved the renewal of the rights plan. Accordingly, the Company has entered into a new Rights Agreement with Registrar & Transfer Company, as rights agent, dated as of July 20, 2005 (the "Rights Agreement"). In connection with the new Rights Agreement, the Board of Directors of the Company has declared a dividend distribution of one Right for each outstanding share of Company Common Stock to shareholders of record at the close of business on July 21, 2005 (the "Record Date"). Each Right shall entitle the registered holder to purchase from the Company a unit consisting of one one-thousandth (1/1000) of a share (a "Unit") of Series B Junior Participating Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), at a purchase price of $150 per Unit, subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement attached hereto as Exhibit 4.1.

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earliest to occur of (i) the tenth business day following the date (the "Stock Acquisition Date") of the first public announcement by the Company that any person or group (except for the Company, any subsidiary of the Company or any employee benefit plan of the Company or any of its subsidiaries) has become the beneficial owner of 15% or more of the shares of Common Stock then outstanding, other than as a result of repurchases of stock by the Company, or certain inadvertent actions by shareholders, (ii) the tenth business day following the commencement of a tender offer if, upon its consummation, the offeror would become the beneficial owner of 15% or more of the shares of Common Stock then outstanding, or (iii) a merger or other business combination transaction involving the Company. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series B Preferred Stock will be issued.

         The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M., New York time, on July 20, 2015, unless earlier redeemed, exchanged, extended or terminated by the Company as described below. At no time will the rights have any voting power.

         As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which a majority of the directors who are not officers of the Company or any of its subsidiaries and who are not affiliates of the Acquiring Person determine, after receiving advice from one or more investment banking firms, to be at a price which is fair to shareholders and not inadequate and otherwise in the best interests of the Company and its shareholders (a "Qualifying Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at an exercise price of $150 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $300 worth of Common Stock (or other consideration, as noted above) for $150. Assuming that the Common Stock had a per share value of $30 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $150.

         In the event that (i) the Company is acquired in a merger (other than a "clean-up" merger which follows a Qualifying Offer) or other business combination transaction (x) in which the Company is not the surviving entity, or (y) in which the Company is the surviving entity and the Common Stock is changed or exchanged or the Common Stock remains outstanding but constitutes less than 50% of the shares outstanding immediately following the merger, or
(ii) 50% or more of the Company's assets, earning power or cash flow is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

         At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth (1/1000) of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         At any time until the ten (10) business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

         Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.


Item 3.03 -  Material Modification to Rights of Security Holders.

         The information required by this item is included in Item 1.01.


Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in
            Fiscal Year.

         In connection with the renewal of the Company's Existing Rights Agreement described in Item 1.01 above, effective July 21, 2005, the Company's Certificate of Incorporation was amended to cancel the Series A Preferred Stock of the Company and to set forth the relative rights, preferences and limitations of the newly created Series B Junior Participating Preferred Stock. The Certificate of Amendment to the Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

Item 9.01 -  Financial Statements and Exhibits.

(c) Exhibits.

    Exhibit No.  Description

        3.1      Certificate of Amendment to the Certificate of Incorporation
        4.1 Rights Agreement, dated as of July 20, 2005, between Park Electrochemical Corp. and Registrar & Transfer Company, as Rights Agent.
       99.1      Press Release, dated July 21, 2005.

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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PARK ELECTROCHEMICAL CORP.



Date:  July 21, 2005                       By:   /s/ Stephen E. Gilhuley
                                                 -------------------------------
                                           Name:   Stephen E. Gilhuley
                                           Title:  Senior Vice President,
                                                   Secretary and General Counsel

                                 EXHIBIT INDEX


      Exhibit No.   Description

          3.1       Certificate of Amendment to the Certificate of Incorporation
          4.1 Rights Agreement, dated as of July 20, 2005, between Park Electrochemical Corp. and Registrar & Transfer Company, as Rights Agent.
          99.1      Press Release, dated July 21, 2005.